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                                                                    Exhibit o(i)
                                    AMENDMENT
                                       TO
                     DUAL CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                                CIGNA FUNDS GROUP



         The Dual Class Plan dated as of April 30, 1996 of CIGNA Funds Group is hereby amended by removing CIGNA Money Market Fund.



Dated: as of October 27, 1998.






                                      CIGNA FUNDS GROUP


                                           /s/ Alfred A. Bingham III
                                      By:_______________________________________
                                             By:    Alfred A. Bingham III
                                             Its:   Vice President and Treasurer